Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

Vote by Internet – QUICK *** EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by ***** p.m., Mountain Time, on *******.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote you shares.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

Please detach here

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDER- SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AT THE ANNUAL MEETING. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

Please mark your vote: ☒

1. Approval of the issuance of shares of Akerna Common Stock to Gryphon stockholders, pursuant to the terms of the Merger Agreement, and the change of control resulting from the Merger	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.    Approval of the sale of the Membership Interests of MJ Freeway and the Capital Stock of Ample to MJ Acquisition, pursuant to the terms of the Purchase Agreement and the transactions contemplated thereby

	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approval of the Akerna Reverse Stock Split as more fully described in Akerna’s proxy statement for the Special Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. Approval of the Akerna Authorized Share Increase as more fully described in Akerna’s proxy statement for the Special Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. Approval of the Akerna Name Change as more fully described in Akerna’s proxy statement for the Special Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐
6. Approval of the Akerna Corp. 2023 Omnibus Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
7. Approval of the adjournment of the Akerna special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 — 6	FOR ☐	AGAINST ☐	ABSTAIN ☐

Address Change? Mark box, sign, and indicate changes below: ☐

CONTROL NUMBER

Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders

To view the Special Meeting Proxy Statement and for directions on how to attend the Special Meeting, please go to:

https://www.cstproxy.com/akerna/2023sm

This proxy is solicited by the Board of Directors

AKERNA CORP.

Special Meeting of Stockholders

****** at ****** (Mountain Time)

I/We being stockholders of Akerna Corp. (the “Company”), hereby appoint Jessica Billingsley, Chief Executive Officer, to the Company and Dean Ditto, Chief Financial Officer and Corporate Secretary to the Company OR ___________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the undersigned stockholder in accordance with the following direction (or if no directions have been given, as recommended by the Board of Directors) and all other matters that my properly come before the Special Meeting of the Company to be held at ******* on ****** at ***** Mountain Time or at any adjornment or postponement thereof.

[Continued and to be signed on reverse side]